Exhibit 24.1

Limited Power of Attorney

Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of FirstMerit Corporation, an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its shares of common stock for offering and sale pursuant to the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan, hereby constitutes and appoints Paul G. Greig, Terrence E. Bichsel and J. Bret Treier, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or for her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective the 21st day July, 2011, unless otherwise indicated below.

/s/ Paul G. Greig	/s/ Terrence E. Bichsel
Paul G. Greig	Terrence E. Bichsel
Chairman, President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

/s/ Steven A. Baer	/s/ Karen S. Belden
Steven A. Baer	Karen S. Belden
Director	Director

/s/ R. Cary Blair	/s/ John C. Blickle
R. Cary Blair	John C. Blickle
Director	Director

/s/ Robert W. Briggs	/s/ Richard Collela
Robert W. Briggs	Richard Collela
Director	Director

/s/ Gina D. France	/s/ Terry L. Haines
Gina D. France	Terry L. Haines
Director	Director

/s/ J. Michael Hochschwender	/s/ Clifford J. Isroff
J. Michael Hochschwender	Clifford J. Isroff
Director	Director

/s/ Philip A. Lloyd, II
Philip A. Lloyd, II
Director